UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Union Street, Suite 810
Seattle, Washington 98101
(Address of principal executive office)

(206) 903-1351
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01               Other Events.

On June 22, 2021, Know Labs, Inc. (the “Company”), an emerging leader in non-invasive medical diagnostics, announced that it had received U.S. Patent No. 11,033,208 that was issued by the United States Patent and Trademark Office and is titled “Fixed Operation Time Frequency Sweeps for an Analyte Sensor.” The patent relates to how operation of the Know Labs Bio-RFID sensor technology is controlled. The sensing routines conducted by the sensor to non-invasively detect an analyte in the body are conducted substantially identically to one another, which means results are obtained under as close to identical conditions as possible. This allows for a more accurate comparison between the results of each sensing routine, increasing the precision and accuracy of the Know Labs Bio-RFID sensor technology in non-invasively measuring and identifying a variety of analytes, including glucose.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated June 22, 2021. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: KNOW LABS, INC.

June 22, 2021	By:	/s/ Ronald P. Erickson
Ronald P. Erickson
Chairman of the Board